Exhibit 10.16

Confidential Treatment Requested by Homology Medicines, Inc.

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of April, 2016 (the “Effective Date”) by and between Homology Medicines, Inc., a Delaware corporation with a principal place of business at 44 Hartwell Avenue, Suite 102, Lexington, Massachusetts 02421 (“Licensee”) and City of Hope, a California nonprofit public benefit corporation located at 1500 East Duarte Road, Duarte, California 91010 (“City of Hope” or “COH”). Licensee and COH are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

A. COH operates an academic research and medical center that encourages the use of its inventions, discoveries and intellectual property for the benefit of the public and COH Controls (as defined below) certain Patent Rights (as defined below) useful in the Field (as defined below);

B. Research relating to the Patent Rights was sponsored in part by the National Institute of Health, and as a consequence this license is subject to obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable U.S. government regulations;

C. Licensee is a company dedicated to the commercial development and exploitation in the Field (as defined below) of products and services that incorporate one or more of the technologies described in the Patent Rights and therefore Licensee desires to obtain from COH a worldwide, exclusive license under the Patent Rights, on the terms and subject to the conditions set forth herein;

D. The Parties have entered into a Sponsored Research Agreement, dated [***] (the “SRA”);

E. The Parties have entered into an Option To Acquire An Exclusive License (the “Option”) dated [***] (the “Option Effective Date”)

F. Pursuant to the Option, Licensee has exercised its option to acquire an exclusive license as set forth in the Option; and

G. The Certificate of Incorporation of Licensee is in the form attached hereto as Exhibit 1 (the “Charter”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Act” means the Securities Act of 1933, as amended.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

1.2 “Affiliate” of a Party means a Person that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.2, “control” means (i) the direct or indirect ownership of 50 percent or more of the voting stock or other voting interests or interests in profits, or (ii) the ability to otherwise control or direct the decisions of board of directors or equivalent governing body thereof by contract or otherwise.

1.3 “Background Patents” means (i) the patents set forth in Exhibit 2; (ii) foreign equivalents that claim the same invention(s) and priority date as the foregoing, and (iii) renewals, reissues, and re-examinations of any of the foregoing.

1.4 “Business Day” means any day, other than a Saturday, Sunday or day on which commercial banks located in Los Angeles, California, are authorized or required by law or regulation to close.

1.5 “Commercially Reasonable Efforts” means the exercise of such efforts and commitment of such resources by Licensee, directly or through one or more Sublicensees, in a diligent manner consistent with [***]. In the event that Licensee or a Sublicensee with respect to a given Licensed Product or Licensed Service, has a program or product that competes with the programs contemplated by this Agreement with respect to such Licensed Product or Licensed Service, then “Commercially Reasonable Efforts” shall also mean [***].

1.6 “COH Shares” means the shares of Common Stock to be issued to COH or its designees in accordance with Section 4.3.

1.7 “COH Confidential Information” means Confidential Information owned or controlled by COH, and disclosed or provided by or on behalf of COH to Licensee or its designees.

1.8 “Common Stock” means Common Stock, par value $0.0001 per share, of Licensee.

1.9 “Confidential Information” means: (i) all information and materials (of whatever kind and in whatever form or medium) owned or controlled by, and disclosed by or on behalf of, one Party to the other Party (or its designee) in connection with this Agreement, whether prior to or during the term of this Agreement and whether provided orally, electronically, visually, or in writing; provided that all such information and materials initially disclosed in writing or electronically shall be clearly marked as “CONFIDENTIAL” and all such materials and information initially disclosed orally shall be reduced to writing and marked as “CONFIDENTIAL” within 10 days following the date of initial oral disclosure; (ii) all copies of the information and materials described in (i) above; and (iii) each of the terms and conditions of this Agreement; provided further that Confidential Information shall not include information to the extent a Party can demonstrate through its contemporaneous written records that such information has been:

(a) known to the receiving Party, or in the public domain, at the time of its receipt by a Party, or which thereafter becomes part of the public domain other than by virtue of a breach of this Agreement or the obligations of confidentiality under this Agreement;

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

(b) received without an obligation of confidentiality from a Third Party having the right to disclose without restrictions such information;

(c) independently developed by the receiving Party without use of or reference to Confidential Information disclosed by the other Party; or

(d) released from the restrictions set forth in this Agreement by the express prior written consent of the disclosing Party.

1.10 “Control(s)” or “Controlled” means the possession by a Party, as of the Effective Date, of rights sufficient to effect the grant of rights set forth in this Agreement without violating the terms of any agreement with any Third Party.

1.11 “Core Know-How” means the know-how directly related to the Core Patents, and related tangible materials, in each case, (a) solely as owned or Controlled by COH as of the Option Effective Date, and (b) as identified on Exhibit 3, as the same may be amended from time to time by mutual written consent of the Parties.

1.12 “Core Patents” means the Group Patents and SRA Patents.

1.13 “Covers” or “Covered by,” with reference to a particular Licensed Product or Licensed Service, means that the manufacture, use, sale, offering for sale, or importation of such Licensed Product or performance of such Licensed Service would, but for ownership of, or a license granted under this Agreement to, the relevant Patent Right, infringe a Valid Claim in the country in which the activity occurs.

1.14 “Developed AAVFs” means any [***] other than those identified in Exhibit 5.

1.15 “Dispute” means any controversy, claim or legal proceeding arising out of or relating to this Agreement, or the interpretation, breach, termination, or invalidity of this Agreement.

1.16 “Equity Financing” means the issuance of capital stock of Licensee, in one or more bona fide equity financing transactions, including any such capital stock issued upon the exercise, conversion or exchange of all evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

1.17 “First Commercial Sale” means, with respect to a particular Licensed Product or Licensed Service in a given country, the first arm’s-length commercial sale of such Licensed Product or the first performance of such Licensed Service following Marketing Approval in such country by or under authority of Licensee or any Sublicensee to a Third Party who is not a Sublicensee.

1.18 “GAAP” means generally accepted accounting principles, consistently applied, as promulgated from time to time by the Financial Accounting Standards Board.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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1.19 “Group Patents” means (i) the patents and patent applications set forth on Exhibit 4; (ii) patents, patent applications, continuation and divisional applications and foreign equivalents that claim priority to and the same priority date as the foregoing patents or patent applications, (iii) continuation-in-part applications that claim priority to and the same priority date as any of the foregoing patents or patent applications, (iv) letters patent or the equivalent issued on any of the foregoing applications throughout the world, and (v) amendments, extensions, renewals, reissues, and re-examinations of any of the foregoing. Notwithstanding the foregoing, “Group Patents” shall only include any continuation-in-part application to the extent that claims in such continuation-in-part application are supported in the specification of the parent application, unless otherwise mutually agreed to in writing by the parties to this Agreement.

1.20 “License Year” means each calendar year during the term of this Agreement; except that the first License Year shall commence on the Effective Date and end on December 31 of the calendar year in which the Effective Date occurs.

1.21 “Licensed Product” means a product (including kits, component sets or components thereof, regardless of concentration or formulation) that: (i) is Covered by a Valid Claim, (ii) is manufactured by a process or used in a method Covered by a Valid Claim, or (iii) contains, as an active ingredient, any substance the manufacture, use, offer for sale or sale of which is Covered by a Valid Claim. By way of clarification, “Licensed Product” shall include a product manufactured in a country in which such manufacture is Covered by a Valid Claim and thereafter exported to and sold in a country in which no Valid Claim exists.

1.22 “Licensed Service” means any service the performance of which would, but for the license granted herein, be Covered by a Valid Claim.

1.23 “Licensee Confidential Information” means Confidential Information owned or controlled by, and disclosed or provided by or on behalf of, Licensee to COH or its designees.

1.24 “Mammalian Therapeutics Field” means the field of mammalian therapeutics, associated diagnostics, and target validation; provided, that, the Mammalian Therapeutics Field specifically excludes the Research Reagent Field.

1.25 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport, marketing and sale of Licensed Products or performance of Licensed Services in a country or regulatory jurisdiction.

1.26 “Net Proceeds” means the net proceeds actually received by Licensee from all sales of shares of capital stock after deduction of all transaction expenses, finder’s fees, advisory fees, legal fees, sales commissions or similar amounts paid to brokers or dealers and other costs and expenses incurred by Licensee or its subsidiaries in connection therewith. In the event such net proceeds are not paid to Licensee in cash, the value of such net proceeds will be the fair market value of the assets constituting such net proceeds.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

1.27 “Net Sales” means the total gross amount invoiced by Licensee and its Affiliates and (regardless of whether and when such invoices are actually paid) on the sale of Licensed Products and Licensed Services to Third Parties (including, without limitation, the provision of any product by Licensee and its Affiliates that incorporates a Licensed Product or Licensed Service but for clarity excluding documented sponsored research and/or development activities, valued at the actual direct cost of such activities on a fully burdened basis (including reasonable margin for overhead)), less the following items, [***]:

(a) insurance, handling and transportation charges actually invoiced;

(b) amounts repaid, credited or allowed for rejection, return or recall;

(c) sales or other excise taxes or other governmental charges levied on or measured by the invoiced amount (including, without limitation, value added taxes);

(d) brokerage, customs and import duties or charges; and

(e) normal and customary trade and quantity discounts (including chargebacks and allowances) and rebates which relate to the Licensed Products or Licensed Services.

Sales of Licensed Products between or among Licensee, its Affiliates or its Sublicensees shall be excluded from the computation of Net Sales, except in those instances in which the purchaser is also the end-user of the Licensed Product sold. [***].

If more than one product or service sold separately by Licensee are combined for sale at a single offering price, the total gross amount invoiced for purposes of determining Net Sales shall be calculated by multiplying the revenue for said combined sale by the fraction A/(A+B), where A is the sum of the offering prices of each product and service that independently constitutes a Licensed Product or Licensed Service when sold separately, and B is the sum of the offering prices of each other product or service combined therewith at said single offering price.

1.28 “Option Effective Date” has the meaning set forth in the Recitals.

1.29 “Patent Rights” means the Background Patents and Core Patents.

1.30 “Person” means any person or entity, including any individual, trustee, corporation, partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture or governmental agency or authority.

1.31 “Phase 1 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a study as described in 21 C.F.R. §312.21(a) or a comparable clinical study in a country other than the United States.

1.32 “Phase 2 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a study in humans designed with the principal purpose of determining initial efficacy and dosing of such Licensed Product in patients for the indication(s) being studied as described in 21 C.F.R. §312.21(b); or a similar clinical study in a country other than the United States.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

1.33 “Phase 3 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a lawful study in humans of the efficacy and safety of such Licensed Product or Licensed Service, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain Marketing Approval to market and sell that Licensed Product or Licensed Service in the United States or another country for the indication being investigated by the study, as described in 21 C.F.R. § 312.21(c); or similar clinical study in a country other than the United States.

1.34 “Pre-Existing AAVFs” means the adeno-associated virus vectors identified in Exhibit 5.

1.35 “Qualified Financing” means the sale of capital stock of Licensee, in one or more transactions, including capital stock issuable (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability) upon the exercise, conversion or exchange of all evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, including all rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock, that constitute a bona fide Equity Financing at such time as the gross proceeds to Licensee from third party investors in such Equity Financing(s) ([***]) are less than or equal to the Qualified Financing Protection Ceiling; provided that if capital stock of Licensee is sold in a single transaction or series of related transactions for different purchase prices and any of such shares of capital stock are included for purposes of determining the number of shares of Qualifying Stock to be issued to COH or its designees pursuant to Section 4.3, each share of capital stock that is sold for the lowest purchase price shall be deemed to be have sold first (regardless of the date on which such shares are actually sold) and the next number of shares of capital stock that are sold for the next highest purchase price shall be deemed to have sold next, et cetera, until the gross proceeds from all such sales are equal to the Qualified Financing Protection Ceiling.

1.36 “Qualified Financing Protection Ceiling” means $[***].

1.37 “Qualifying Stock” means the sum of: (i) the shares of Common Stock issued and to be issued to COH in accordance with Section 4.3, (ii) the number of shares of Common Stock ([***]) of Licensee outstanding, and (iii) the maximum number of shares of Common Stock of Licensee issuable (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability) upon the exercise, conversion or exchange of all evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock of the Licensee, including all rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock of the Licensee [***].

1.38 “Research Reagent” means a chemical or biologic reagent for use solely for non-clinical laboratory purposes and that is Covered by a Valid Claim.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

1.39 “Research Reagent Field” means the field of the manufacture, use, distribution, and sale of Research Reagents for pre-clinical research. For clarity, the “Research Reagent Field” excludes therapeutic or prophylactic administration and commercial diagnostics.

1.40 “SRA Effective Date” means [***].

1.41 “SRA Patents” means additional patents and patent applications that arise out of (i) the Parties’ activities under the SRA; (ii) the efforts of COH and Licensee on or after January 6, 2015 through the SRA Effective Date to apply subject matter of the Background Patents or Group Patents to applications involving hematological disorders or hepatic disorders; (iii) patents, patent applications, continuation and divisional applications and foreign equivalents that claim the same invention(s) and priority date as the foregoing, (iv) continuation-in-part applications that claim the same priority date as any of the foregoing applications, (v) letters patent or the equivalent issued on any of the foregoing applications throughout the world, and (vi) amendments, extensions, renewals, reissues, and re-examinations of any of the foregoing. Notwithstanding the foregoing, “SRA Patents” shall only include any continuation-in-part application to the extent that claims in such continuation-in-part application are supported in the specification of the parent application or are supported by the research conducted prior to the termination of the SRA, unless otherwise mutually agreed to in writing by the parties to this Agreement.

1.42 “Sublicensee” means any Third Party which enters into an express agreement with Licensee or an Affiliate involving the grant to such Third Party of a sublicense under the license granted to Licensee pursuant to this Agreement. For avoidance of doubt, Sublicensee excludes (i) vendors and contract research or manufacturing organizations conducting research or manufacturing on behalf of Licensee or an Affiliate solely in connection with activities undertaken on behalf of Licensee and its Affiliates related to the Licensed Products and Licensed Services and that are not otherwise licensed to develop or sell Licensed Products or Licensed Services, and (ii) end users of Licensed Products or Licensed Services.

1.43 “Sublicense Revenues” means all consideration, in whatever form, due from a Sublicensee in return for the grant of a sublicense of Licensee’s rights hereunder, excluding consideration in the form of: (i) payments or reimbursement for documented sponsored research and/or development activities, valued at the actual direct cost of such activities on a fully burdened basis (including reasonable margin for overhead), (ii) payment or reimbursement of reasonable patent expenses actually incurred or paid by Licensee and not otherwise reimbursed, or payment of patent expenses required to by paid by Licensee hereunder, (iii) payments for the purchase of equity in Licensee at the fair market value of such equity, and (iv) payments received by Licensee from Sublicensees in support of full time equivalent employees, or other in-kind benefit, to run a partnered program. By way of clarification, the principal amount of any loan or other extension of credit provided to Licensee or an Affiliate of Licensee in connection with the grant of a sublicense by Licensee that is other than an arm’s-length credit relationship between an established financial institution and Licensee, shall be deemed to constitute “Sublicense Revenues,” provided that repayment of said loan or credit shall be set off against Sublicense Revenues. In addition, for clarity, the basis for Sublicense Revenues shall include royalties and milestones received by Licensee from Sublicensee in connection with a sublicense of Licensee’s rights hereunder. Sublicense Revenues, however, shall not, in any case, be considered to also constitute Net Sales under this Agreement.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

1.44 “Territory” means the entire world.

1.45 “Third Party” means a Person that is neither a Party to this Agreement nor an Affiliate of a Party.

1.46 “Unrestricted Field” means any and all fields.

1.47 “Valid Claim” means a claim of a pending patent application or an issued and unexpired patent included in the Patent Rights in a particular jurisdiction, which claim has not, in such jurisdiction, been finally rejected or been declared invalid or cancelled by the patent office or a court of competent jurisdiction in a decision that is no longer subject to appeal as a matter of right, nor been pending for more than [***] ([***]) [***] from the earliest claimed priority date; provided also that Valid Claim shall exclude any pending claim in an application from which no claims have issued for [***] ([***]) [***] from the earliest claimed priority date.

ARTICLE 2

DEVELOPMENT AND COMMERCIALIZATION EFFORTS

2.1 Development and Commercialization Responsibilities. Licensee shall have the sole right and responsibility for, and control over, all development, manufacturing and commercialization activities (including all regulatory activities) with respect to Licensed Products and Licensed Services in the Field.

2.2 Licensee Diligence.

2.2.1 Therapeutic Diligence Milestones. Licensee shall use Commercially Reasonable Efforts to develop and commercialize Licensed Products and Licensed Services in the Mammalian Therapeutic Field, directly or through one or more Sublicensees or Affiliates. Without limiting the foregoing, if Licensee, directly or through one or Sublicensees or Affiliates, fails to accomplish any one of the “Therapeutic Diligence Milestones” set forth in this Section 2.2.1 by the date specified (each a “Deadline Date”) corresponding to such Diligence Milestone, COH shall have the right, [***] ([***]) days after written notice to Licensee, to terminate this Agreement or to convert the grant of exclusive rights pursuant to Section 3.2 from exclusive to non-exclusive, without any change in the other terms and conditions of this Agreement. Conversion of the license to non-exclusive pursuant to this Section 2.2.1 shall not constitute a waiver of COH’s right to terminate the license thereafter if Licensee’s obligations under this Section 2.2.1 continue to be unmet.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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“Deadline Date”	“Therapeutic Diligence Milestone”
1. [***] Year Anniversary of Effective Date	[***].
2. [***] Year Anniversary of Effective Date	[***].
3. [***] Year Anniversary of Effective Date	[***].
4. [***] Year Anniversary of Effective Date	[***].

Licensee shall provide COH with prompt notice of meeting each of the foregoing Therapeutic Diligence Milestone which notice shall be accompanied by reasonable documentary evidence of the satisfaction of the applicable Therapeutic Diligence Milestone. For avoidance of doubt, [***]; and [***].

2.2.2 Partnering Milestones.

(a) Licensee shall use Commercially Reasonable Efforts to (i) [***], or (ii) [***] (each, a “Partnering Milestone”) in each case, within [***] ([***]) years of the Effective Date (the “Partnering Milestone Deadline Date”). If Licensee fails to accomplish at least one of the Partnering Milestones prior to the Partnering Milestone Deadline Date, then [***] ([***]) days after receipt by Licensee of written notice from COH, the exclusive license granted pursuant to Section 3.2 shall convert to the following (“License Conversion”):

(i) an exclusive royalty-bearing right and license under the Core Patents and Core Know-How to make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Products and to perform Licensed Services, in the Mammalian Therapeutic Field, in the Territory;

(ii) a non-exclusive royalty-bearing right and license under the Core Patents and Core Know-How to make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Products and to perform Licensed Services, in the Research Reagent Field, in the Territory, provided that any royalty obligations under Section 4.5 hereof and any sublicensee fees under Section 4.7 hereof shall each be reduced to values which are [***] percent ([***]%) of the values set forth therein, respectively; and

(iii) a non-exclusive royalty-bearing right and license under the Core Patents and Core Know-How to make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Products and to perform Licensed Services, in all fields outside of the Mammalian Therapeutic Field and Research Reagent Field, in the Territory, provided that any royalty obligations under Section 4.5 hereof and any sublicensee fees under Section 4.7 hereof shall each be reduced to values which are [***] percent ([***]%) of the values set forth therein, respectively,

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Confidential Treatment Requested by Homology Medicines, Inc.

in each case (i), (ii) and (iii), except as set forth above, without any change in the other terms and conditions of this Agreement. For avoidance of doubt, there shall be no License Conversion so long as Licensee accomplishes one of the Partnering Milestones by the Partnering Milestone Deadline Date.

(b) In the event of the a License Conversion pursuant to Subsection 2.2.2(a) hereof, COH grants to Licensee a right of first negotiation to negotiate an exclusive or non-exclusive, worldwide, royalty bearing, sublicensable license under the Core Patents and Core Know-How in any field outside of the Mammalian Therapeutic Field and Research Reagent Field, in the Territory. Within [***] ([***]) days of failing to meet the Partnering Milestone by the Partnering Milestone Deadline Date, Licensee may notify COH in writing that Licensee has an interest in securing an exclusive license under the Core Patents and Core Know-How in any field outside of the Mammalian Therapeutic Field and Research Reagent Field. If Licensee so advises COH in writing (the “Election Notice”), COH and Licensee shall enter into good faith exclusive negotiations for a period of up to [***] ([***]) days after the date of the Election Notice for the grant of an exclusive license from COH to Licensee. If, at the end of such [***] ([***])-day period, COH and Licensee have not entered into such an exclusive license, COH shall be free to exploit its interest in such Core Patents and Core Know-How in all fields outside of the Mammalian Therapeutic Field and Research Reagent Field [***]. If Licensee fails to advise COH of its interest in securing an exclusive license within such [***] ([***])-day period, COH shall be free to exploit its interest in the Core Patents and Core Know-How in all fields outside of the Mammalian Therapeutic Field and Research Reagent Field [***].

(c) Licensee shall provide COH with prompt notice of meeting each of the Partnering Milestones which such notice shall be accompanied by reasonable documentary evidence of the satisfaction of the applicable Partnering Milestone.

2.3 Governance. COH and Licensee shall each designate one individual to serve as the main point of contact for communications related to development and commercialization of Licensed Products and Licensed Services under this Agreement (each a “Designated Representative”). The initial Designated Representative of COH shall be [***] and the initial Designated Representative of Licensee shall be [***]. Each Party may replace its Designated Representative at any time upon prior notice to the other Party. Licensee shall keep COH reasonably informed as to progress in the development and commercialization of Licensed Products and Licensed Services. Without limiting the foregoing, on or before January 15 and July 15 of each year during the term of this Agreement, Licensee shall provide to COH a written report setting forth, in reasonable detail, its activities and achievements with respect to the development and commercialization of Licensed Products and Licensed Services during the preceding six months, including activities relating to the achievement of Therapeutic Diligence Milestones and Partnering Milestones (the “Semi-Annual Report”). The Designated Representatives shall meet in person [***] each calendar year to present and discuss the current Semi-Annual Report at such location and date as mutually agreed. Each Party shall be responsible for all expenses incurred by its Designated Representative in the participation in such annual meetings.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

2.4 Clinical Trial Center. Upon request of COH, Licensee agrees to reasonably consider including COH as a site of clinical trials related to oncology and infectious diseases, to the extent appropriate for a particular clinical trial.

ARTICLE 3

LICENSE GRANTS

3.1 Background Patents License. COH hereby grants, and to the extent a present grant cannot be made, agrees to grant, to Licensee and its Affiliates a non-exclusive royalty-bearing right and license under the Background Patents to make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Products and to perform, use, offer for sale, sell, have sold, provide and otherwise exploit Licensed Services, in the Unrestricted Field, in the Territory.

3.2 Core Patents and Know-How License. Subject to the conversion rights set forth in Section 2.2, COH hereby grants, and to the extent a present grant cannot be made, agrees to grant, to Licensee and its Affiliates an exclusive royalty-bearing right and license under the Core Patents and Core Know-How to make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Products and to perform use, offer for sale, sell, have sold, provide and otherwise exploit Licensed Services, in the Unrestricted Field, in the Territory.

3.3 Retained Rights. The grant of rights to Licensee pursuant to Sections 3.1 and 3.2 shall be subject to: (i) the retained rights of the U.S. Government in the Patent Rights pursuant to 35 U.S.C. §§ 200-212 and applicable U.S. government regulations, (ii) the non-transferable, royalty-free right of COH and its Affiliates to practice the Patent Rights and Core Know-How for non-profit educational and research uses, provided that such uses shall not include research sponsored by any for-profit Third Parties, (iii) the non-transferable right of COH and its Affiliates to publicly disclose their own research results, to the extent they have such a right under the Parties’ agreements and subject to Section 11.4, and (iv) the non-transferable right of COH and its Affiliates to allow other non-profit academic or research institutions to use the Patent Rights and Core Know-How for the same purposes and on the same conditions as (ii) and (iii).

3.4 No Implied Licenses. Licensee acknowledges that the licenses granted in this Agreement are limited to the scope expressly granted and that, subject to the terms and conditions of this Agreement, all other rights under all Patent Rights, Core Know-How and other intellectual property rights Controlled by COH are expressly reserved to COH.

3.5 Sublicensing. Licensee and Affiliates shall have the right to sublicense its rights hereunder without the consent of COH, effective on notice to COH. The terms and conditions of each sublicense of Licensee’s rights hereunder shall be consistent with this Agreement. A true and complete copy of each sublicense of Licensee’s rights hereunder, as well as any amendment thereto, shall be delivered to COH promptly following the effective date of each such sublicense or amendment.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

3.6 Documentation of Licensed Services. Licensee and its Sublicensees and Affiliates shall provide Licensed Services only pursuant to one or more written agreements which set forth, in reasonable detail, all consideration due to Licensee for the provision of such services. Licensee shall provide a true and complete copy of each such agreement to COH promptly following the effective date of such agreement, provided that such copy may be redacted to protect Sublicensee’s or Affiliate’s confidential information not relevant to compliance with this Agreement, for example, information regarding intellectual property unrelated to the Licensed Patents. For avoidance of doubt, each such agreement shall constitute Licensee Confidential Information.

ARTICLE 4

PAYMENTS

4.1 Up-Front Payment. Licensee shall pay to COH non-refundable license fees of seventy-five thousand ($75,000) within [***] ([***]) days after the Effective Date.

4.2 License Maintenance Fee. On or before the tenth Business Day after the end of each License Year (excluding the first License Year ending December 31, 2016), Licensee shall pay to COH a non-refundable license maintenance fee of $[***]. The license maintenance fee paid in a given License Year shall be applied as credit against royalties otherwise due to COH pursuant to Section 4.5, below, during the License Year in which payment was made but may not be carried over and applied as credit against royalties due in subsequent years.

4.3 Stock Grant.

(a) Subject to the terms and conditions of this Agreement, within [***] ([***]) days of the execution of this Agreement, Licensee will issue to COH and/or such reasonable number of designees as COH may specify (provided that each such designee has: (i) demonstrated to the reasonable satisfaction of Licensee that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933 (the “Act”), (ii) represented to Licensee that it is acquiring the shares for investment purposes only, and (iii) acknowledged that the shares to be received are restricted securities under the Act (each such designee, an “Accredited Designee,” and together with COH, the “COH Stockholders”)), 814,905 validly issued, fully-paid, non-assessable shares of Common Stock and shall deliver to the applicable COH Stockholders stock certificates evidencing such shares. At the closing of each Qualified Financing that occurs prior to, or that causes, the achievement of the Qualified Financing Protection Ceiling, Licensee will issue to COH and/or such reasonable number of Accredited Designees as COH may specify, a number of shares of validly issued, fully-paid, non-assessable shares of Common Stock that is determined such that upon the completion of such issuance, COH and its designees will hold [***] of the total number of shares of Qualifying Stock, calculated as of immediately after the closing of such Qualified Financing (the “Measurement Date”); provided, that, if a financing causes the achievement of the Qualified Financing Protection Ceiling, only the portion of such financing as would cause the achievement of the Qualified Financing Protection Ceiling shall be deemed a “Qualified Financing” for

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purposes of calculating the number of additional shares of Common Stock issuable to COH pursuant to this sentence, and COH shall not be entitled to any additional shares of Common Stock as a result of any proceeds to the Company in a Qualified Financing exceeding the Qualified Financing Protection Ceiling. Promptly after the applicable Measurement Date, Licensee will deliver to the applicable COH Stockholders (i) certificates representing the shares of Common Stock to be issued in accordance with the foregoing, and (ii) a certificate, executed on behalf of Licensee by an executive officer of Licensee, showing Licensee’s calculation of the number of shares of Qualifying Stock as of the Measurement Date, the sales price of each share of capital stock issued in the Qualified Financings, and the gross proceeds of the Qualified Financings and Licensee’s calculation of the shares of Common Stock to be issued to the COH Stockholders. Such shares of Common Stock will be issued in consideration for the benefits provided to Licensee under the Agreement and no additional consideration shall be payable for such shares of Common Stock.

(b) COH, on behalf of itself and all of the COH Stockholders, represents and warrants to Licensee as follows:

(i) The COH Stockholders acknowledge and agree that the COH Shares will be restricted securities and will not be registered with the Securities and Exchange Commission or qualified with any state securities authority and that, accordingly, the COH Shares may not be distributed, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an available exemption from the registration requirements of the Act. COH acknowledges that Licensee has no obligation to register or qualify the COH Shares for resale.

(ii) Each of the COH Stockholders is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act. Each of the COH Stockholders is an investor in securities of companies in the development stage and acknowledges that each such COH Stockholder is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the COH Shares.

(iii) COH hereby confirms that unless the COH Shares are registered under the Securities Exchange Act of 1934, as amended, the COH Shares will be acquired for investment for the applicable COH Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such COH Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. COH further represents that the COH Stockholders do not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the COH Shares unless the COH Shares are registered under the Securities Exchange Act of 1934, as amended. No COH Stockholder has been formed for the specific purpose of acquiring the COH Shares.

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(iv) COH understands that the COH Shares and any securities issued in respect of or exchange for the COH Shares, may bear any one or more of the following legends: (a) any legend required by the securities laws of any state to the extent such laws are applicable to the COH Shares represented by the certificate so legended; and (b) the following legend:

“THE SECURITIES REPRESENTED BY THIS STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

4.4 Milestone Payments. Within [***] days after the occurrence of each “Milestone Event” set forth below, whether achieved by Licensee, its Affiliate or a Sublicensee, Licensee shall pay COH or its designee the amount indicated below for [***] Licensed Products or Licensed Services for which [***] is initiated (“Milestone Products”):

Milestone Event	Amount Due
#1. [***]	$	[***]
#2. [***]	$	[***]
#3. [***]	$	[***]
#4. [***]	$	[***]
#5. [***]	$	[***]

In the event that any Milestone Event is met with respect to a specific Licensed Product or Licensed Service prior to the satisfaction of any prior Milestone Event with respect to such Licensed Product or Licensed Service, then Licensee shall also pay the amount due for occurrence of all prior Milestone Events not previously paid upon meeting the development milestone for such Licensed Product or Licensed Service ([***]).

4.5 Royalties.

(a) Subject to Subsection (c) below, with respect to Licensed Products that comprise [***], Licensee shall pay to COH or its designee royalties on Net Sales at a rate of (i) [***] percent if annual Net Sales are up to and including $[***]; (ii) [***] percent if annual Net Sales are greater than $[***] up to and including $[***]; and (iii) [***] percent if annual Net Sales exceed $[***]. Royalties shall be paid on a Licensed Product-by-Licensed Product, Licensed Service-by-Licensed Service and country-by-country basis until the expiration in each country of the last to expire of the Valid Claims in such country Covering Licensed Product or Licensed Service.

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(b) Subject to Subsection (c) below, with respect to Licensed Products that comprise [***], or [***], Licensee shall pay to COH or its designee royalties on Net Sales at a rate of (i) [***] percent if annual Net Sales are up to and including $[***]; (ii) [***] percent if annual Net Sales are greater than $[***] up to and including $[***]; and (iii) [***] percent if annual Net Sales exceed $[***]. Royalties shall be paid on a Licensed Product-by-Licensed Product, Licensed Service-by-Licensed Service and country-by-country basis until the expiration in each country of the last to expire of the Valid Claims in such country Covering Licensed Product or Licensed Service.

(c) Beginning the earlier of (i) [***]; or (ii) [***], if the total earned royalties paid by Licensee under Sections 4.5(a) and (b) in any calendar year cumulatively amounts to less than $[***] for that calendar year (“Minimum Annual Royalty”), Licensee shall pay to COH on or before February 28 following the last quarter of such calendar year the difference between Minimum Annual Royalty and the total earned royalty paid by Licensee for such year under Sections 4.5(a) and (b), provided, however, that for the first such calendar year, the amount of Minimum Annual Royalty payable shall be pro-rated for the number of days remaining in that calendar year.

4.6 Royalty Offsets. If, in Licensee’s reasonable business judgment it is necessary to pay to a Third Party other than a Sublicensee consideration (whether in the form of a royalty or otherwise) for the right to make, have made, use, sell, offer for sale, have sold, import, export or otherwise exploit a Licensed Product or Licensed Service in a given jurisdiction, and if the aggregate royalty rates of any and all royalties payable to such Third Party licensors when combined with the royalty rate payable to COH exceeds [***] percent in the case of Net Sales of Licensed Products or Licensed Services, then Licensee shall have the right with respect to any period for which royalties are due (i.e. a calendar quarter or calendar year) to set off [***] percent of the aggregate royalties otherwise payable with respect to such period and such jurisdiction to such Third Party licensors against royalties that would otherwise be due to COH hereunder with respect to such period and jurisdiction; provided, however, that under no circumstances shall the royalty offsets permitted in this Section 4.6 result in the reduction of the effective adjusted royalty rate and the royalty amount otherwise due to COH in any period for which payment is due and in any jurisdiction pursuant to Section 4.5, above, by more than [***] percent (e.g., with respect to Pre-Existing AAVFs, the minimum effective adjusted royalty rate on Licensed Products and Licensed Services for annual sales up to $[***] shall be [***] percent). Licensee shall [***] obtain a royalty offset provision in any Third Party license.

4.7 Sublicense Revenues.

4.7.1 With respect to Sublicense Revenues associated with a Sublicensee’s Licensed Products comprising [***], Licensee shall pay to COH a percentage of all such Sublicense Revenues within [***] days after payment is received from the relevant Sublicensee, determined as follows:

(a) if the sublicense is granted [***], [***] percent ([***]%) of Sublicense Revenues received up to and including the date on which cumulative Sublicense Revenues reach at least $[***], [***] percent ([***]%) of Sublicense Revenues received when cumulative Sublicense Revenues are greater than $[***] and up to and including $[***], and twenty percent ([***]%) of Sublicense Revenues received on and after the date that cumulative Sublicense Revenues exceed $[***],

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(b) if the sublicense is granted [***], [***] percent ([***]%) of Sublicense Revenues; and

(c) if the sublicense is granted [***], [***] percent ([***]%) of Sublicense Revenues.

4.7.2 With respect to Sublicense Revenues associated with a Sublicensee’s Licensed Products comprising [***], or [***], Licensee shall pay to COH a percentage of all such Sublicense Revenues within [***] ([***]) days after payment is received from the relevant Sublicensee, determined as follows:

(a) if the sublicense is granted [***], [***] percent ([***]%) of Sublicense Revenues received up to and including the date on which cumulative Sublicense Revenues reach at least $[***], [***] percent ([***]%) of Sublicense Revenues received when cumulative Sublicense Revenues are greater than $[***] and up to and including $[***], and [***] percent ([***]%) of Sublicense Revenues received on and after the date that cumulative Sublicense Revenues exceed $[***],

(b) if the sublicense is granted [***], [***] percent ([***]%) of Sublicense Revenues; and

(c) if the sublicense is granted [***], [***] percent ([***]%).

4.7.3 In the event that Sublicensee Revenue is received by Licensee and [***] ([***]), Licensee shall pay to COH the percentage of all Sublicense Revenues in accordance with Section 4.7.2, provided, however, that beginning at such time that [***], Licensee shall pay to COH the additional percentage of the related Sublicense Revenues required by Section 4.7.1.

4.7.4 In the event that a Sublicensee [***], and [***], Licensee shall pay to COH [***] sold by Sublicensee.

If any Sublicense Revenues are received by Licensee as Publicly Traded Sublicensee’s stock, the percentage share payable to COH pursuant to this Section 4.7 shall be due in such Publicly Traded Sublicensee’s stock. If any Sublicense Revenues are received by Licensee as stock in a Sublicensee that is not Publicly Traded, the percentage share payable to COH pursuant to this Section 4.7 shall be due, in COH’s sole discretion, either in kind or in its cash equivalent, provided however, that if COH elects to receive the cash equivalent, the cash equivalent value shall be equal to [***]% of the fair market value of such stock as determined by an independent valuation firm. For all other Sublicense Revenues received by Licensee that are not in cash or cash equivalents (and not in the form of stock), the percentage share payable to COH pursuant to this Section 4.7 shall be due, in COH’s sole discretion, either in kind or in its cash equivalent. For the purposes of this Section 4.7, “Publicly Traded Sublicensee” means a Sublicensee that is a publicly-traded company with market capitalization of at least [***].

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4.8 Timing of Royalty Payments. Royalty payments due under Section 4.5, above, shall be paid annually within [***] days following the end of each calendar year until the first License Year in which aggregate Net Sales across all Licensed Product and License Services reach $[***]. Thereafter, all royalty payments due under Section 4.5 shall be paid in quarterly installments, within [***] days following the end of each calendar quarter. During such time as royalty payments are made in quarterly installments, the applicable royalty rate for each quarter pursuant to Section 4.5(a) and (b) shall be determined based upon annual Net Sales for the preceding calendar year, and the royalty payment for the fourth calendar quarter of each calendar year shall be adjusted as necessary to resolve any over- or underpayment in each of the first three calendar quarters, based on the actual annual Net Sales.

4.9 No Deductions from Payments. Licensee is solely responsible for payment of any fee, royalty or other payment due to any Third Party not a Sublicensee in connection with the research, development, manufacture, distribution, use, sale, import or export of a Licensed Product or Licensed Service and except as set forth in Section 4.6 above, Licensee shall not have the right to set off any amounts paid to such a Third Party, including fee, royalty or other payment, against any amount payable to COH hereunder.

4.10 Single Royalty. Only a single royalty payment shall be due and payable on Net Sales of a Licensed Product or performance of a Licensed Service, regardless if such Licensed Product or Licensed Service is Covered by more than one Valid Claim.

4.11 No Overlap. With respect to any consideration received by Licensee from its Sublicensees, if such consideration qualifies as Net Sales of Licensed Products and Licensed Services, then Licensee shall only be obligated to make a royalty payment to COH pursuant to Section 4.5, and if such consideration does not qualify as Net Sales of Licensed Products and Licensed Services but qualifies as Sublicense Revenues, then Licensee shall only be obligated to make a payment to COH pursuant to Section 4.7.

ARTICLE 5

REPORTS, AUDITS AND FINANCIAL TERMS

5.1 Royalty Reports. Within [***] days after the end of each calendar quarter in which a royalty payment under Article 4 is required to be made, Licensee shall send to COH a report of Net Sales of the Licensed Products and Licensed Services for which a royalty is due, which report sets forth for such calendar quarter the following information, on [***]: (i) total Net Sales, (ii) total gross sales of Licensed Products and Licensed Services, (iii) the quantity of each Licensed Product sold and Licensed Service performed, (iv) the exchange rate used to convert Net Sales from the currency in which they are earned to United States dollars; and (v) the total royalty payments due.

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5.2 Additional Financial Terms.

5.2.1 Currency. All payments to be made under this Agreement shall be made in United States dollars, unless expressly specified to the contrary herein. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars. All currency conversions shall use the conversion rate reported by Reuters, Ltd. on the last Business Day of the calendar quarter for which such payment is being determined.

5.2.2 Payment Method. Amounts due under this Agreement shall be paid in immediately available funds, by means of wire transfer to an account identified by COH.

5.2.3 Withholding of Taxes. Licensee may withhold from payments due to COH amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. Licensee shall provide to COH all relevant documents and correspondence, and shall also provide to COH any other cooperation or assistance on a reasonable basis as may be necessary to enable COH to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit. Licensee shall give COH proper evidence from time to time as to the payment of such tax. The Parties shall cooperate with each other in seeking deductions under federal and state tax laws and any double taxation or other similar treaty or agreement from time to time in force.

5.2.4 Late Payments. Any amounts not paid on or before the date due under this Agreement are subject to interest from the date due through and including the date upon which payment is received. Interest is calculated, over the period between the date due and the date paid, at a rate equal to [***] percentage point ([***]%) over the “bank prime loan” rate, as such rate is published in the U.S. Federal Reserve Bulletin H.15 or successor thereto on the last Business Day of the applicable calendar quarter prior to the date on which such payment is due, provided that in no event shall the applicable interest rate exceed a rate of [***] percent ([***]%).

5.2.5 Blocked Currency. If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where a Licensed Product is sold or Licensed Service provided, payment shall be made through such lawful means or methods as Licensee may determine. When in any country, the law or regulations prohibit both the transmittal and deposit of royalties or other payments, Licensee shall continue to report all such amounts, but may suspend payment for as long as such prohibition is in effect. As soon as such prohibition ceases to be in effect, all amounts that would have been obligated to be transmitted or deposited but for the prohibition, together with accrued interested thereon, shall promptly be transmitted to COH.

5.3 Accounts and Audit.

5.3.1 Records. Licensee shall keep, and shall require that each Sublicensee keep, full, true and accurate books of account containing the particulars of its Net Sales and the calculation of royalties. Licensee and its Sublicensees shall each keep such books of account and the supporting data and other records at its principal place of business. Such books and records must be maintained available for examination upon reasonable notice in accordance with this Section 5.3.1 for [***] calendar years after the end of the calendar year to which they pertain, and otherwise as reasonably required to comply with GAAP.

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5.3.2 Appointment of Auditor. COH may appoint an internationally- recognized independent accounting firm reasonably acceptable to Licensee to inspect the relevant books of account of Licensee and its Sublicensees to verify any reports or statements provided, or amounts paid or invoiced (as appropriate), by Licensee or its Sublicensees.

5.3.3 Procedures for Audit. COH may exercise its right to have Licensee’s and its Sublicensees’ relevant records examined only during the [***] year period during which Licensee is required to maintain records, no more than [***] in any consecutive four calendar quarters. Licensee and its Sublicensees are required to make records available for inspection only during regular business hours, only at such place or places where such records are customarily kept, and only upon receipt of at least [***] days advance notice from COH.

5.3.4 Audit Report. The independent accountant will be instructed to provide to COH an audit report containing only its conclusions and methodology regarding the audit, and specifying whether the amounts paid were correct and, if incorrect, the amount of any underpayment or overpayment.

5.3.5 Underpayment and Overpayment. After review of the auditor’s report: (i) if there is an uncontested underpayment by Licensee for all of the periods covered by such auditor’s report, then Licensee shall pay to COH the full amount of that uncontested underpayment, and (ii) if there is an uncontested overpayment for such periods, then COH shall provide to Licensee a credit against future payments (such credit equal to the full amount of that overpayment), or, if Licensee is not obligated to make any future payments, then COH shall pay to Licensee the full amount of that overpayment. Contested amounts are subject to dispute resolution under Article 12. If the total amount of any such underpayment (as agreed to by Licensee or as determined under Article 12) exceeds [***] of the amount previously paid by Licensee for the period subject to audit, then Licensee shall pay the reasonable costs for the audit. Otherwise, all costs of the audit shall be paid by COH.

ARTICLE 6

LICENSEE COVENANTS

6.1 Licensee covenants and agrees that:

(a) in conducting activities contemplated under this Agreement, it shall comply in all material respects with all applicable laws and regulations including, without limitation, those related to the manufacture, use, labeling, importation and marketing of Licensed Products and Licensed Services;

(b) Licensee will at all times have a sufficient number of shares of Common Stock authorized and reserved for issuance to the COH Stockholders in accordance with the terms of this Agreement; and

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(c) Licensee will obtain all authorizations necessary for the issuance of the Common Stock issuable to the COH Stockholders pursuant to this Agreement after the date hereof prior to the issuance of such Common Stock.

ARTICLE 7

INTELLECTUAL PROPERTY; PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT.

7.1 Patent Prosecution, Maintenance and Enforcement.

(a) COH shall be responsible for the preparation, filing, prosecution, and maintenance of all Background Patents, using counsel of its choice. COH will timely provide Licensee with copies of all relevant documentation relating to such prosecution and periodically update Exhibit 2 to include current information regarding the Background Patents, and Licensee shall keep such information confidential. COH’s counsel shall take instructions only from COH. All patents and patent applications in Background Patents and Core Patents, to the extent one or more inventors have the obligation to assign to COH, shall be assigned by such inventors to COH.

(b) COH will not unreasonably refuse to amend any patent application in the Background Patents to include claims reasonably requested by Licensee to protect the products contemplated to be sold by Licensee under this Agreement.

(c) As of the Option Effective Date, Licensee shall have the right to assume preparation, filing, prosecution, and maintenance of all Core Patents in the name of COH at Licensee’s own expense, using Licensee counsel reasonably acceptable to COH, solely for as long as Licensee maintains exclusivity with respect to the Core Patents in the Unrestricted Field. In the event of a License Conversion pursuant to Section 2.2.2(a) hereof where Licensee does not maintain exclusivity with respect to the Core Patents in the Unrestricted Field, Licensee shall take all actions reasonably requested by COH to enable COH to prepare, file, prosecute, and maintain all Core Patents, on its own behalf using counsel of COH’s choice; provided, that the Cooperation Provisions of Section 7.1(d) shall apply to COH cooperating with Licensee, mutatis mutandis, including without limitation that COH will timely provide Licensee with copies of all relevant documentation relating to such prosecution and Licensee shall keep such information confidential, and that COH’s counsel shall reasonably consider comments from Licensee, but take ultimate instructions only from COH.

(d) Promptly following the end of each calendar quarter or upon request of COH, Licensee will provide COH with an update and details regarding the filing, prosecution and maintenance status of each Core Patent. Licensee shall provide COH with drafts of all proposed filings (including, without limitation, the initial application as well as any material correspondence related to any filings) in a manner that allows COH a reasonable opportunity to review and comment before any such filing is made or due but in no event, except when impossible, less than [***] ([***]) business days prior to any filing deadline. Licensee will consider all of, and incorporate to the extent commercially reasonable for Licensee’s conduct of its business, COH’s suggestions, recommendations and instructions concerning the preparation,

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filing, prosecution, defense and maintenance of Core Patents (including without limitation any suggestion or recommendation to alter or expand or limit the scope, content and/or claims of any such application), and, to the extent otherwise possible, will undertake the preparation, filing, prosecution and defense of Core Patents in a way that is intended to reasonably optimize the scope and enforceability of the Core Patents. COH shall cooperate with Licensee in the preparation, filing, prosecution, and maintenance of Core Patents by disclosing such information as may be necessary and by promptly executing such documents as Licensee may request to effect such efforts. COH shall secure, and upon request provide to Licensee, assignments from all employees and other individuals necessary to grant the rights, licenses and privileges granted in this Agreement. The aforementioned provisions of this subparagraph are collectively the “Cooperation Provisions”. For clarity, (i) Licensee may not use cost or expense as a basis to deem any proposed COH claim or application commercially unreasonable, provided COH is willing to bear any increased cost or expense, in which case Licensee shall not be entitled to the benefits of any such claim or application unless COH’s costs are reimbursed and (ii) if Licensee deems any COH claim or application commercially unreasonable due to cost or expense, COH shall be entitled to require Licensee to file continuation, divisional or other independent applications to be prosecuted and maintained by COH at its cost and expense independent of Licensee and which shall be outside the scope of the rights licensed.

(e) Each Party shall promptly provide written notice to the other in the event it becomes aware of any actual or probable infringement of any of the Patent Rights or of any Third Party claim regarding the enforceability or validity of any Patent Rights (“Infringement Notice”).

(f) Licensee shall, in cooperation with COH, use reasonable efforts to terminate infringement of the Core Patents without litigation. If such infringing activity has not been abated within [***] ([***]) days following the date the Infringement Notice is provided, then Licensee may, following consultation with COH, in its sole discretion and at its sole expense, take action against any alleged infringer or in defense of such any claim, provided, that Licensee has exclusive rights under this Agreement in the applicable field within which the alleged infringer is operating.

(g) If required for Licensee to maintain standing to enforce the Core Patents against a Third Party, COH agrees to be named a party to a legal proceeding at Licensee’s request, provided that Licensee will pay any costs incurred by COH arising out of such suit, including but not limited to, any legal fees of counsel that COH selects and retains to represent it in the suit.

(h) In the event that Licensee declines to cause such infringement to cease (e.g. by settlement or injunction) and thereafter declines to initiate and thereafter diligently maintain legal proceedings against the infringer other than as part of a mutually agreed upon bona fide strategy, developed with the guidance of outside patent counsel, to preserve the Core Patents, COH may, in its sole discretion and at its sole expense, take action against such alleged infringer or in defense of any such Third Party claim.

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(i) Any recovery obtained by Licensee or COH, after [***] recovery, shall be [***].

7.2 Trademarks. Licensee shall be responsible for the selection, registration, maintenance, and defense of all trademarks for use in connection with the sale or marketing of Licensed Products and Licensed Services in the Field in the Territory (the “Marks”), as well as all expenses associated therewith. Licensee shall not, without COH’s prior written consent, use any trademarks or house marks of COH (including the COH corporate name), or marks confusingly similar thereto, in connection with Licensee commercialization of Licensed Products or Licensed Services under this Agreement in any promotional materials or applications or in any manner implying an endorsement by COH of Licensee or the Licensed Products or Licensed Services. Licensee shall own all Marks.

7.3 Challenge to the Patent Rights by Licensee.

(a) COH may terminate this Agreement and, notwithstanding Section 3.5, above, all Sublicenses issued hereunder, upon [***] ([***]) days’ written notice to Licensee in the event that Licensee or any of its Affiliates or Sublicensees directly or indirectly asserts a Patent Challenge. “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity or enforceability of any of the Patent Rights (or any claim thereof), including by: (a) filing or pursuing a declaratory judgment action in which any of the Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art against any of the Patent Rights other than in connection with patent prosecution, filing a request for or pursuing a re-examination of any of the Patent Rights (other than with COH’s written agreement), or becoming a party to or pursuing an interference against any of the Patent Rights; or (c) filing or pursuing any re-examination, opposition, cancellation, nullity or other like proceedings against any of the Patent Rights; but excluding in each case (i) any challenge raised as a defense against a claim, action or proceeding asserted by COH against Licensee, its Affiliates or Sublicensees, (ii) actions taken during prosecution of the Patent Rights, and (iii) a third party naming of Licensee in any legal proceeding against its will, provided that Licensee has taken commercially reasonable steps to avoid such participation. In lieu of exercising its rights to terminate under this Section 7.3(a) COH may elect upon written notice to increase the payments due under all of Section 4 by [***] percent ([***]%), which election will be effective retroactively to the date of the commencement of the Patent Challenge. Licensee acknowledges and agrees that this Section 7.3(a) is reasonable, valid and necessary for the adequate protection of COH’s interest in and to the Patent Rights, and that would not have granted to Licensee the licenses under those Patent Rights, without this Section 7.3(a). COH will have the right at any time in its sole discretion to strike this Section 7.3(a) (or any portion thereof) from this Agreement, and COH will have no liability whatsoever as a result of the presence or absence of this Section 7.3(a) (or any struck portion thereof).

7.4 Payment of COH Patent Expenses. The Parties acknowledge that, prior to the Option Effective Date, COH provided to Licensee documentation of historic expenses incurred by COH with respect to the drafting, prosecution and maintenance of the Patent Rights. In consideration of such historic expenditures by COH, Licensee shall reimburse COH for [***] percent of such expenses within [***] days of the Effective Date; subject to a maximum of $[***].

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COH shall provide to Licensee an annual invoice and reasonably detailed documentation with respect to COH’s reasonable out-of-pocket expenses incurred with respect to prosecution and maintenance of Core Patents. Licensee shall reimburse COH for [***] percent of such expenses within [***] days after receipt of such invoice and documentation.

7.5 Marking. Licensee and its Sublicensees shall mark all Licensed Products and all materials related to Licensed Services in such a matter as to conform with the patent laws of the country to which such Licensed Products are shipped or in which such products are sold and such Licensed Services performed.

ARTICLE 8

TERM AND TERMINATION

8.1 Term and Expiration of Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, notwithstanding any other provision of this Agreement, unless sooner terminated by mutual agreement or pursuant to any other provision of this Agreement, this Agreement shall expire on a country-by-country basis and on a Patent Right-by- Patent Right basis upon both (a) expiration of the last to expire of any issued Valid Claim of the Patent Rights in such country and (b) no patent application in Patent Rights remains pending (such expiry of the Term hereinafter referred to as “Expiration”). Upon Expiration in a country, COH hereby grants and agrees to grant Licensee a perpetual, irrevocable, royalty-free, fully paid-up, non-exclusive right and license, with the ability to sublicense, under the Core Know-How, to make, have made, use, sell, offer to sell, have sold, import, export, and otherwise exploit Licensed Products and Licensed Services in such country.

8.2 Termination.

8.2.1 Material Breach. Either Party may terminate this Agreement prior to its Expiration for any material breach by the other Party, provided that the Party seeking to terminate shall have first given the breaching Party notice of such material breach with reasonable particulars of the material breach, and the Party receiving the notice of the material breach shall have failed to cure that material breach within forty-five (45) days after the date of receipt of such notice.

8.2.2 Bankruptcy. Either Party shall have the right to terminate this Agreement prior to its Expiration upon notice to the other Party, in the event that: (i) the Party receiving said notice seeks protection of any bankruptcy or insolvency law other than with the prior consent of the noticing Party, or (ii) a proceeding in bankruptcy or insolvency is filed by or against the Party receiving notice and not withdrawn, removed or vacated within sixty days of such filing, or there is adjudication by a court of competent jurisdiction that said Party is bankrupt or insolvent. All rights and licenses granted under or pursuant to this Agreement by either Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual

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property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the Bankruptcy Code, the Party hereto that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (A) following any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (B) if not delivered under the immediately preceding clause (A), upon written request therefor by the non-subject Party following the rejection of this Agreement by or on behalf of the Party subject to such proceeding.

8.2.3 Termination at Will by Licensee. Licensee shall have the right to terminate this Agreement prior to its Expiration upon notice to COH without cause, effective no fewer than 90 days following the date of such notice.

8.3 Effect of Termination.

8.3.1 Upon any termination of this Agreement pursuant to Section 8.2 (but excluding COH’s bankruptcy under Section 8.2.3, and for clarity, not in the case of Expiration), all rights and licenses granted to Licensee under Article 4, if any, shall immediately terminate on and as of the effective date of termination as provided in Section 8.2, except that Licensee shall have the right to continue to sell Licensed Products manufactured prior to the effective date of such termination until the sooner of: (i) [***] days after the effective date of termination, or (ii) the exhaustion of Licensee’s inventory of Licensed Products.

8.3.2 Upon termination of this Agreement pursuant to Section 8.2 (but excluding COH’s bankruptcy under Section 8.2.3, and for clarity, not in the case of Expiration):

(1) Each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder.

(2) Licensee shall discontinue making any representation regarding its status as a licensee of COH for Licensed Products and Licensed Services. Subject to Section 8.3.1, above, Licensee shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of Licensed Products and Licensed Services.

8.3.3 Termination of this Agreement through any means and for any reason pursuant to Section 8.2 (but excluding COH’s bankruptcy under Section 8.2.3, and for clarity, not in the case of Expiration), shall not relieve the Parties of any obligation accruing prior thereto, including the payment of all sums due and payable, and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

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8.4 Survival. Sections 4.3 (Stock Grant), 5.1 (Royalty Reports), 5.2 (Additional Financial Terms), 5.3 (Accounts and Audit), 7.5 (Marking), 8.3 (Effect of Termination), 8.4 (Survival), Article 10 (Indemnification), Article 11 (Confidentiality), Article 12 (Dispute Resolution), Sections 14.1 (Assignment and Delegation), 14.4 (Applicable Law), 14.7 (Notices), and 14.10 (Interpretation) shall survive termination of this Agreement for any reason pursuant to Section 8.2 and Expiration pursuant to Section 8.1, provided that Section 4.3 shall not survive termination of this Agreement pursuant to Section 8.2.1 due to a breach of Article 9 by COH.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. COH and Licensee each represents and warrants as follows:

9.1.1 It has the right and authority to enter into this Agreement and all action required to be taken on its behalf, its officers, directors, partners and stockholders necessary for the authorization, execution, and delivery of this Agreement and, the performance of all of its obligations hereunder, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of such Party, enforceable in accordance with its terms, subject to applicable law including: (i) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

9.1.2 Entry into this Agreement will not constitute a breach of any other agreement to which it is party.

9.1.3 It has read this Agreement, with assistance from its counsel of choice. It understands all of this Agreement’s terms. It has been given a reasonable amount of time to consider the contents of this Agreement before each Party executed it. It agrees that it is executing this Agreement voluntarily with full knowledge of this Agreement’s legal significance.

9.1.4 It agrees that it is not relying in any manner on any statement, promise, representation or understanding, whether oral, written or implied, made by any Party, not specifically set forth in this Agreement. It acknowledges that, after execution of this Agreement, it may discover facts different from or in addition to those which it now knows or believes to be true. Nevertheless, it agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts.

9.2 Representations and Warranties of COH. COH represents and warrants that, as of the Effective Date, to the actual knowledge of the Director of the Office of Technology Transfer, his direct reports, [***], without independent inquiry, COH owns the Patent Rights and the Core Know How, free of any liens, encumbrances, security interests, legal actions or restrictions on transfer not expressly set forth herein, COH has the full power and authority to grant the rights, licenses and privileges granted herein, and that COH has not granted any license or other rights to the Patent Rights or Core Know How inconsistent with the rights granted herein.

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9.3 Representations and Warranties of Licensee. Except as set forth on Schedule 9.3 to this Agreement (which may be updated with respect to Section 9.3.5 prior to each Measurement Date), Licensee represents and warrants as follows, as of the date hereof and as of each Measurement Date:

9.3.1 all authorizations necessary for the issuance of the COH Shares on the date hereof have been obtained;

9.3.2 no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of Licensee is required in connection with the offer, sale, or issuance of the COH Shares or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, which shall be filed by Licensee promptly following the date hereof; and (ii) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Assuming the accuracy of the COH Stockholder representations contained in this Agreement and subject to the filings described above, the offer, sale, and issuance of the COH Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Act, and from the qualification requirements of Section 25110 of the California Securities Law and neither Licensee, nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions;

9.3.3 The sale of the COH Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with;

9.3.4 The COH Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of encumbrances, other than restrictions on transfer under applicable state and federal securities laws or encumbrances created or imposed by COH;

9.3.5 The authorized capital stock of Licensee consists of 86,000,000 shares of Common Stock, 10,600,451 of which are issued and outstanding (taking into account the issuance of the COH Shares) and 62,269,145 shares of preferred stock, par value $0.0001 per share, 33,395,907 of which are issued and outstanding. Licensee has also reserved an aggregate of 8,875,000 shares of Common Stock for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than COH’s right to the COH Shares hereunder and options to purchase Common Stock granted pursuant to the Stock Plan, there are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal, or similar rights for the purchase or acquisition from Licensee of any securities of Licensee nor any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal.

9.3.6 Licensee is not in violation or default of any provision of the Charter or its bylaws and will not on any Measurement Date be in such violation or default.

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9.4 Exclusions. Nothing in this Agreement is or shall be construed as:

9.4.1 A warranty or representation by COH as to the validity or scope of any claim or patent or patent application within the Patent Rights;

9.4.2 A warranty or representation by COH that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

9.4.3 A grant by COH, whether by implication, estoppel, or otherwise, of any licenses or rights under any patents other than Patent Rights and Core Know-How as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights;

9.4.4 Subject to Section 7.1(g), an obligation on COH to bring or prosecute any suit or action against a third party for infringement of any of the Patent Rights or Core Know-How);

9.4.5 An obligation to furnish any know-how outside of the Core Know-How; or

9.4.6 A representation or warranty of the ownership of the Patent Rights and Core Know-How other than as set forth in Section 9.2, above.

9.5 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO WARRANTY IS GIVEN WITH RESPECT TO THE PATENT RIGHTS OR CORE KNOW-HOW, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY. THE WARRANTIES SET FORTH IN SECTIONS 9.1 AND 9.2, ABOVE, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, NON-INFRINGEMENT AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless COH, its Affiliates, officers, directors, shareholders, employees and agents (“COH Indemnitees”) from and against any and all Third Party liabilities, claims, suits, and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising out of or in any way attributable to: (i) the material breach of any representation or warranty made by Licensee under this Agreement, (ii) the research, development, marketing, approval, manufacture, packaging, labeling, handling, storage, transportation, use, distribution, promotion, marketing or sale of Licensed Products or

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Licensed Services by or on behalf of Licensee, any of its Affiliates or a Sublicensee or any other exercise of rights under this Agreement or pursuant to any sublicense, or (iii) the negligence, willful misconduct or failure to comply with applicable law by a Licensee Indemnitee or Sublicensee; in each case except to the extent that such Losses are caused directly by: (a) COH’s material breach of any representation or warranty made by COH under this Agreement, (b) COH’s material breach of its obligations under this Agreement, and/or (c) the gross negligence or willful misconduct of a COH Indemnitee.

10.2 Indemnification by COH. COH shall defend, indemnify and hold harmless Licensee, its Affiliates, and their respective officers, directors, shareholders, employees and agents (“Licensee Indemnitees”) from and against any and all Losses caused directly by: (i) the material breach of any representation or warranty made by COH under this Agreement, and/or (ii) the gross negligence or willful misconduct of a COH Indemnitee, in each case, except to the extent that such Losses arise out of or are in any way attributable to: (a) the material breach of any representation or warranty made by Licensee under this Agreement, (b) the research, development, marketing, approval, manufacture, packaging, labeling, handling, storage, transportation, use, distribution, promotion, marketing or sale of Licensed Products or Licensed Services by or on behalf of Licensee or a Sublicensee, or (c) the negligence, willful misconduct or failure to comply with applicable law by a Licensee Indemnitee or a Sublicensee.

10.3 Procedure. The indemnities set forth in this Article 10 are subject to the condition that the Party seeking the indemnity shall forthwith notify the indemnifying Party on being notified or otherwise made aware of a liability, claim, suit, action or expense and that the indemnifying Party defend and control any proceedings with the other Party being permitted to participate at its own expense (unless there shall be a conflict of interest which would prevent representation by joint counsel, in which event the indemnifying Party shall pay for the other Party’s counsel); provided, that, the indemnifying Party may not settle the liability, claim, suit, action or expense, or otherwise admit fault of the other Party or consent to any judgment, without the written consent of the other Party (such consent not to be unreasonably withheld). Notwithstanding the foregoing, no delay in the notification of the existence of any claim of Loss shall cause a failure to comply with this Section 10.3 as long as such delay shall not have materially impaired the rights of the indemnifying Party.

10.4 Insurance.

(a) Within [***] days following the Effective Date, Licensee shall procure at its sole expense and provide to COH evidence of [***] insurance ([***]) with limits of at least: (i) each occurrence, $[***]; (ii) [***]; and (iii) [***], provided that, prior to initiating a clinical trial, Licensee shall procure at its sole expense and provide to COH evidence of [***] with limits of at least: (i) each occurrence, $[***]; (ii) [***]; (iii) [***]; and (iv) [***].

(b) The foregoing policies will provide primary coverage to COH and shall name the COH Indemnitees as additional insureds, and shall remain in effect during the term of this Agreement and for five years following the termination or expiration of the term of this Agreement. The COH Indemnitees shall be notified in writing by Licensee not less than [***]

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days prior to any modification, cancellation or non-renewal of such policy. Licensee’s insurance must include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by the COH Indemnitees. Such insurance coverage shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-XII or better.

(c) Licensee expressly understands that the coverage limits in Section 10.4(a) do not in any way limit the Licensee’s liability.

10.5 LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT ARISING OUT OF A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT OR A PARTY’S BREACH OF ARTICLE 11, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES (INCLUDING LOSS OF PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS, LOST BUSINESS OR ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT) ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR ANY OTHER LEGAL THEORY. IN NO EVENT SHALL COH BE LIABLE TO LICENSEE FOR AN AGGREGATE AMOUNT IN EXCESS OF TWO-THIRDS OF THE TOTAL CONSIDERATION PAID TO COH HEREUNDER.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidential Information. During the term of this Agreement and for [***] years thereafter without regard to the means of termination: (i) COH shall not use, for any purpose other than the purpose contemplated by this Agreement, or reveal or disclose to any Third Party any Licensee Confidential Information; and (ii) Licensee shall not use, for any purpose other than the purpose contemplated by this Agreement, or reveal or disclose COH Confidential Information to any Third Party. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

11.2 Exceptions. Notwithstanding the foregoing, a Party may use and disclose Confidential Information of the other Party as follows:

(a) to the extent required by applicable law, rule, regulation, government requirement and/or court order, provided, that, the disclosing Party promptly notifies the other Party of its notice of any such requirement, takes all reasonable steps to limit disclosure of the Confidential Information, and provides the other Party a reasonable opportunity to seek a protective order or other appropriate remedy and/or to waive compliance with the provisions of this Agreement;

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(b) subject to Section 11.4, to the extent such use and disclosure occurs in the filing or publication of any patent application or patent on inventions, pursuant to Section 11.4 (Publication);

(c) as necessary or desirable for securing any regulatory approvals, including pricing approvals, for any Licensed Products or Licensed Services, provided, that, the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information;

(d) to take any lawful action that it deems necessary to enforce compliance with the terms and conditions of, this Agreement; provided, that, the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information and to otherwise maintain the confidentiality of the Confidential Information;

(e) to the extent necessary, to its Affiliates, directors, officers, employees, consultants, vendors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement; and

(f) by Licensee, to actual and potential investors, licensees, Sublicensees, consultants, vendors and suppliers, and academic and commercial collaborators, under written agreements of confidentiality at least as restrictive as those set forth in this Agreement.

11.3 Certain Obligations. During the Term and for a period of [***] years thereafter and subject to the exceptions set forth in Section 11.2, Licensee, with respect to COH Confidential Information, and COH, with respect to Licensee Confidential Information, agree:

(a) to use such Confidential Information only for the purposes contemplated under this Agreement,

(b) to treat such Confidential Information as it would its own proprietary information which in no event shall be less than a reasonable standard of care,

(c) to take reasonable precautions to prevent the disclosure of such Confidential Information to a Third Party without written consent of the other Party, and

(d) to only disclose such Confidential Information to those employees, agents and Third Parties who have a need to know such Confidential Information for the purposes set forth herein and who are subject to obligations of confidentiality no less restrictive than those set forth herein.

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11.4 Publication.

(a) The Parties acknowledge that results of the Research may be published or otherwise publicly disclosed, subject to the terms hereof. Without limiting the foregoing, but subject to Section 11.4(b) herein, each Party reserves the right to publicly disclose the results of any research related to the Core Patents, Core Know-How, Licensed Products or Licensed Services (the “Research”). In connection with a publication, the Parties agree to abide by the policies of journals in which the publications will appear on such matters as the public release or availability of data or biological materials relating to the publication. Authorship of results of the Research will be determined in accordance with academic standards and custom. Proper acknowledgment will be made for the contributions of each Party to the results of the Research being published.

(b) For any public disclosure of Research, the Party proposing a public disclosure (the “Publishing Party”) will provide a copy of the proposed written or oral publication (including manuscripts, abstracts and oral presentations) to the other Party (the “Reviewing Party”) at least [***] ([***]) days prior to submission for publication in order to allow the Reviewing Party an opportunity to protect its Confidential Information or inventions that may be disclosed by the proposed public disclosure. If the Reviewing Party determines that its Confidential Information or an invention would likely be disclosed by the proposed public disclosure, it shall so advise the Disclosing Party within such [***] ([***]) day period, whereupon (a) the Publishing Party shall delete all references to such Confidential Information and (b) the Publishing Party shall postpone the proposed publication or presentation for up to an additional [***] ([***]) days to afford the Reviewing Party, or if applicable, the Publishing Party, the opportunity to prepare and file one or more patent applications with respect thereto. In addition, a Party will not publish Confidential Information received from the other Party without such other Party’s prior written consent.

11.5 Confidentiality upon Termination. Upon termination of this Agreement pursuant to Section 8.2 (but excluding COH’s bankruptcy under Section 8.2.3, and for clarity, not in the case of Expiration), and upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party or destroy all copies of Confidential Information received from such Party, and shall return or destroy, and document the destruction of, all summaries, abstracts, extracts, or other documents which contain any Confidential Information of the other Party in any form, except that each Party shall be permitted to retain a copy (or copies, as necessary) of such Confidential Information for archival purposes or to enforce or verify compliance with this Agreement, or as required by any applicable law or regulation.

ARTICLE 12

DISPUTE RESOLUTION

All Disputes shall be first referred to a [***] or [***] for resolution, prior to proceeding under the other provisions of this Article 12. A Dispute shall be referred to such executives upon one Party (the “Initiating Party”) providing the other Party (the “Responding Party”) with notice that such Dispute exists, together with a written statement describing the Dispute with reasonable specificity and proposing a resolution to such Dispute that the Initiating Party is willing to accept, if any. Within [***] days after having received such statement and proposed resolution, if any,

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the Responding Party shall respond with a written statement that provides additional information, if any, regarding such Dispute, and proposes a resolution to such Dispute that the Responding Party is willing to accept, if any. In the event that such Dispute is not resolved within [***] days after the Responding Party’s receipt of the Initiating Party’s notice, either Party may bring and thereafter maintain suit against the other with respect to such Dispute; provided, however, that the exclusive jurisdiction of any such suit shall be the state and federal courts located in Los Angeles County, California, and the Parties hereby consent to the exclusive jurisdiction and venue of such courts.

ARTICLE 13

GOVERNMENTAL MATTERS

13.1 Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee shall assume all legal obligations to do so. Licensee shall notify COH if it becomes aware that this Agreement is subject to a U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

13.2 Export Control Laws. Licensee shall observe all applicable U.S. and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.

13.3 Preference for United States Industry. If Licensee sells a Licensed Product in the U.S., Licensee shall manufacture said product substantially in the U.S. to the extent required by applicable law; provided that upon Licensee’s request, COH shall make reasonable efforts to waive any such requirement of applicable law.

ARTICLE 14

MISCELLANEOUS

14.1 Assignment and Delegation. Neither this Agreement nor any right or obligation hereunder shall be assignable in whole or in part, whether by operation of law, or otherwise by Licensee without the prior written consent of COH, not to be unreasonably withheld, provided, however, and notwithstanding the foregoing, Licensee may assign or transfer its rights and obligations under this Agreement to a person that succeeds to all or substantially all of Licensee’s business or assets, whether by sale, merger, operation of law or otherwise; provided further that any assignment or transfer of this Agreement must be accompanied by a transfer or assignment of Licensee’s rights under the SRA. Neither this Agreement nor any right or obligation hereunder shall be assignable in whole or in part, whether by operation of law, or otherwise by COH, without the prior written consent of Licensee. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assignees. Any transfer or assignment of this Agreement in violation of this Section 14.1 shall be null and void.

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14.2 Entire Agreement. With the exception of the SRA and the Mutual Nondisclosure Agreement dated [***], this Agreement contains the entire agreement between the Parties relating to the subject matter hereof, and all prior understandings, representations and warranties between the Parties are superseded by this Agreement. In the event of any conflict among or between any of the foregoing agreements, this Agreement shall prevail.

14.3 Amendments. Changes and additional provisions to this Agreement shall be binding on the Parties only if agreed upon in writing and signed by the Parties.

14.4 Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California and all rights and remedies shall be governed by such laws without regard to principles of conflicts of law.

14.5 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of earthquake, fire, flood or other casualty or due to strikes, riot, storms, explosions, acts of God, war, terrorism, changes in governmental regulation, embargo, shortage of transportation facilities, or a similar occurrence or condition beyond the reasonable control of the Parties, the Party so affected shall, upon giving prompt notice to the other Parties, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

14.6 Severability. The Parties do not intend to violate any public policy or statutory common law. However, if any sentence, paragraph, clause or combination of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination of the same shall be deleted and the remainder of this Agreement shall remain binding, provided that such deletion does not alter the basic purpose and structure of this Agreement.

14.7 Notices. All notices, requests, demands, and other communications relating to this Agreement shall be in writing in the English language and shall be delivered in person or by mail, international courier or facsimile transmission (with a confirmation copy forwarded by courier or mail). Notices sent by mail shall be sent by first class mail or the equivalent, registered or certified, postage prepaid, and shall be deemed to have been given on the date actually received. Notices sent by international courier shall be sent using a service which provides traceability of packages. Notices shall be sent as follows:

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Notices to COH: Office of Technology Licensing City of Hope 1500 East Duarte Road Duarte, CA 91010 Attn: VP, Center for Applied Technology Development Fax [***]	with a copy to: Office of General Counsel City of Hope 1500 East Duarte Road Duarte, CA 91010 Attn: General Counsel Fax [***]

Notices to Licensee: Homology Medicines, Inc. 44 Hartwell Avenue, Suite 102, Lexington, Massachusetts 02421 Attn: President & CEO Fax: 781-457-6134	with a copy to: Jeffrey L. Quillen, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Fax: 617-832-7000

Either Party may change its address for notices or facsimile number at any time by sending notice to the other Party.

14.8 Independent Contractor. Nothing herein shall create any association, partnership, joint venture, fiduciary duty or the relation of principal and agent between the Parties hereto, it being understood that each Party is acting as an independent contractor, and neither Party shall have the authority to bind the other or the other’s representatives in any way.

14.9 Waiver. No delay on the part of either Party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver of this Agreement or any provision hereof shall be enforceable against any Party hereto unless in writing, signed by the Party against whom such waiver is claimed, and shall be limited solely to the one event.

14.10 Interpretation. This Agreement has been prepared jointly and no rule of strict construction shall be applied against either Party. In this Agreement, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation.” The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

14.11 Licensee Covenant. Licensee covenants and agrees that, in conducting activities contemplated under this Agreement, it shall comply in all material respects with all applicable laws and regulations including, without limitation, those related to the manufacture, use, labeling importation and marketing of Licensed Products and Licensed Services.

EXECUTION COPY

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

14.12 Counterparts. This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement. For purposes of executing this agreement, a facsimile copy or an emailed PDF of this Agreement, including the signature pages, will be deemed an original.

14.13 Licensee Certification. Licensee warrants to COH that Licensee has not been convicted of a criminal offense related to health care, is not currently debarred, excluded or otherwise ineligible for participation in federally funded health care programs and has not arranged or contracted (by employment or otherwise) with any employee, contractor, or agent that it knew or should have known are excluded from participation in any federal health care program, and will not arrange or contract with any such individuals or entities during the term of this Agreement. Licensee agrees to notify COH in writing immediately of any threatened, proposed or actual conviction relating to health care, of any threatened, proposed or actual debarment or exclusion from participation in federally funded programs, of COH or any employee, contractor or agent of COH. Any breach of the warranty in this Section 14.13 by Licensee shall be grounds for termination of this Agreement by COH in accordance with Section 8.2.1.

14.14 Publicity. There shall be no press release or other public statement issued by either party relating to this Agreement except that, within [***] days of the Effective Date, the Parties shall issue a mutually agreed press release regarding the Parties entering this Agreement, which press release may, upon request of COH, disclose the overall potential value of the Agreement to COH, so long as the detailed and specific terms and conditions of this Agreement are not disclosed. If a third party inquires whether a license is available, COH may disclose the existence of the Agreement and the extent of its grant in Sections 3.1 and 3.2 to such third party.

*        *        *         *        *

EXECUTION COPY

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

HOMOLOGY MEDICINES, INC.		CITY OF HOPE

By:	/s/ Arthur Tzianabos	By:	/s/ Robert Stone
Name	Arthur Tzianabos	Name:	Robert Stone
Title:	President and CEO	Title:	President and CEO

EXECUTION COPY

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

EXHIBIT 1

CERTIFICATE OF INCORPORATION OF LICENSEE

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “HOMOLOGY MEDICINES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2015, AT 11:35 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HOMOLOGY MEDICINES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Homology Medicines, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the name of this corporation is Homology Medicines, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on March 12, 2015.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:	The name of this corporation is Homology Medicines, Inc. (the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:	The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 86,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 62,269,145 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) ; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate or pursuant to the DGCL. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

B. PREFERRED STOCK

62,269,145 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or ‘subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

The holders of Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) at the rate of eight percent (8%) of the Series A Original Issue Price (as defined below) per share of Series A Preferred Stock per annum, payable only when, as and if declared by the Board of Directors of the Corporation. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Restated Certificate) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividend described in the first sentence of this Section 1, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.71 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Restated Certificate immediately prior to such dissolution, liquidation, winding

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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up or Deemed Liquidation Event of the Corporation; provided, that if the aggregate amount (including upon such dissolution, liquidation, winding up or Deemed Liquidation Event and at each other date after such event on which additional amounts (such as earn-out payments, escrow amounts or other contingent payment(s)) are available for distribution) which the holders of Series A Preferred Stock shall have received under Subsections 2.1 and 2.2 shall exceed three (3) times the Series A Original Issue Price per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series A Preferred Stock) (the “Series A Maximum Participation Amount”), each holder of Series A Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up or Deemed Liquidation Event (including upon such dissolution, liquidation, winding up or Deemed Liquidation Event and at each other date after such event on which additional amounts (such as earn-out payments, escrow amounts or other contingent payment(s)) are available for distribution) of the Corporation the greater of (i) the Series A Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation (giving effect to the proceeds available for distribution at the liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation and at each other date after such event on which additional amounts are available for distribution). The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least sixty-seven percent (67%) of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least ten days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsections 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice (the “Redemption Notice”) to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if holders of at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation in respect of such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to redeem each outstanding share of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount or the amount payable in respect thereof pursuant to Subsections 2.1 and 2.2, as applicable (the “Redemption Price”). The Redemption Notice shall state (i) the Redemption Date and the Redemption Price, (ii) the date upon which the holder’s right to convert the shares of Series A Preferred Stock held by such holder terminates (as determined in accordance with Subsection 4.1), and (iii) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock. Notwithstanding the foregoing, in the event of a redemption pursuant to this Subsection 1.Fourth: B.2.3.2(b), if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed had the Available Proceeds been sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Delaware law governing distributions to stockholders. In the event of a redemption pursuant to this Subsection 1.Fourth: B.2.3.2(b), on or before the Redemption Date, each holder of shares of Series A Preferred Stock, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the individual or entity whose name appears on such certificate or certificates as the owner thereof. If on the Redemption Date the Redemption Price is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any of the certificates for any of the shares of Series A Preferred Stock shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights, preferences and privileges with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of such certificate or certificates. Prior to the distribution or redemption provided for in this Subsection 2.3.1(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.3, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Restated Certificate, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Series A Preferred Stock Protective Provisions. At any time when at least 6,600,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of the holders of at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 (i) amend, alter or repeal any provision of the Restated Certificate or Bylaws of the Corporation, (ii) increase or decrease the authorized number of shares of Common Stock or Preferred Stock of the Corporation or (iii) otherwise take any action to alter any of the rights, preferences or privileges of the Series A Preferred Stock;

3.3.3 create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred stock;

3.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

3.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, and (iv) repurchases of stock upon exercise of the Corporation’s contractual rights of first refusal with respect to proposed transfers of stock;

3.3.6 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1.0 million;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3.3.7 enter into any agreement or arrangement pursuant to which the Company is obligated to make or guarantee payments or has financial obligations in excess of $1.0 million;

3.3.8 issue any equity securities of the Company in connection with the acquisition of all of the equity capital of any third party or all or substantially all of the assets of a third party, which securities would constitute more than ten percent of the shares of the Corporation’s outstanding Common Stock immediately prior to such transaction (calculated on an as-converted to Common Stock basis including the exercise of all outstanding options);

3.3.9 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.10 unless otherwise approved by the Board of Directors, including a majority of the Series A Directors, grant any stock option or stock equivalent containing acceleration of vesting provisions upon the change of control of the Corporation, sale of all or substantially all assets of the Corporation, termination of employment with or service to the Corporation or similar event; or

3.3.11 enter into any agreement to do any of the foregoing.

4. Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.71. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Restated Certificate. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.4 Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement that is in effect as of the filing of this Restated Certificate (the “Effective Date”), or is subsequently approved by the Board of Directors of the Corporation, including a majority of the Series A Directors (including any amendments to any existing plans, agreements or arrangements after the Effective Date);

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including a majority of the Series A Directors;

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, provided, that such exclusion from antidilution protection as Exempted Securities hereunder is specifically approved by the Board of Directors of the Corporation, including a majority of the Series A Directors;

(vii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation, including a majority of the Series A Directors; or

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, provided, that such exclusion from antidilution protection as Exempted Securities hereunder is specifically approved by the Board of Directors of the Corporation, including a majority of the Series A Directors.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.4.2 No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(i)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Confidential Treatment Requested by Homology Medicines, Inc.

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Series A Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Series A Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $2.13 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50 million of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

5A. Special Mandatory Conversion.

5A.1. Trigger Event. In the event that any holder of shares of Series A Preferred Stock fails to fulfill its entire obligation to participate in the Milestone Closing (as defined below) by purchasing, in the aggregate, in the Milestone Closing such holder’s Designated Amount (as defined below), then (i) each share of Preferred Stock held by such holder shall automatically, effective upon, subject to, and concurrently with the consummation of the Milestone Closing and without any further action on the part of such holder, be converted into a number of shares of Common Stock equal to the quotient of (a) the number of shares of Common Stock into which such share of Preferred Stock is convertible pursuant to Subsection 4.1.1 immediately prior to the consummation of such Milestone Closing, divided by (b) ten and (ii) (a) nine out of every ten shares of Common Stock issued upon conversion of Preferred Stock and held by such holder as of immediately prior to the Milestone Closing shall immediately be deemed surrendered and cancelled without any action on the part of such holder, (b) the certificate or certificates formerly

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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evidencing the shares of Common Stock held by such holder prior to such cancellation shall be deemed only to represent the portion of such shares remaining outstanding following such cancellation, and (c) upon surrender of such certificate or certificates (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) for such shares of Common Stock, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock that remain outstanding in accordance with the provisions hereof. For purposes of determining whether a holder of Preferred Stock has purchased in the Milestone Closing its Designated Amount, all shares of Preferred Stock purchased by Investor Affiliates (as defined below) of such holder in the Milestone Closing shall be aggregated with the shares of Preferred Stock purchased by such holder in the Milestone Closing (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion.”

5A.2. Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Series A Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5A. Upon receipt of such notice, each holder of such shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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5A.3. Definitions. For purposes of this Section 5A, the following definitions shall apply:

5A.3.1 “Designated Amount” shall mean, with respect to any holder of Preferred Stock, the number of shares of Series A Preferred Stock set forth opposite such holder’s name on Exhibit A to the Purchase Agreement under the heading “Milestone Closing Shares.”

5A.3.2 “Investor Affiliate” shall mean, with respect to any holder of shares of Series A Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

5A.3.3 “Milestone Closing” shall mean the closing of the sale of Series A Preferred Stock in accordance with Section 1.3 of the Purchase Agreement.

5A.3.4 “Purchase Agreement” means the Preferred Stock Purchase Agreement dated on or about the Series A Original Issue Date, by and among the Corporation and the other parties thereto, as the same may be amended from time to time.

6. Acquired Shares. Any shares of Series A Preferred Stock that are acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following any acquisition thereof.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least sixty-seven percent (67%) of the shares of Series A Preferred Stock then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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FIFTH:	Subject to any additional vote required by the Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:	Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:	Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:	Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:	To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ELEVENTH:	The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH:	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*       *       *

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 22nd day of December, 2015.

By:	/s/ Kush Parmar
Kush Parmar, President

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

EXHIBIT 2

BACKGROUND PATENTS

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

EXHIBIT 3

CORE KNOW-HOW

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

EXHIBIT 4

GROUP PATENTS

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

EXHIBIT 5

PRE-EXISTING AAVFs

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Homology Medicines, Inc.

Schedule 9.3

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.